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                                                                    EXHIBIT 5.01





                                November 6, 2000



Transmeta Corporation
3940 Freedom Circle
Santa Clara, California 95054

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement, as amended, on Form S-8 including registration of shares for resale under a Form S-3 prospectus to be filed by Transmeta Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about the date hereof (the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of thirty-one million thirty-three thousand three hundred (31,033,300) shares of the Company's Common Stock (the "STOCK"). An aggregate of 6,482,080 shares of Stock are being registered for resale under the Registration Statement by the stockholders named in the Form S-3 prospectus associated with the Registration Statement (the "SELLING STOCKHOLDERS"). The remaining shares of Stock are subject to issuance as follows:

        (a) an aggregate of 465,512 shares of Stock which are issuable upon the exercise of stock options granted by the Company under its 1995 Equity Incentive Plan, as amended (the "1995 EQUITY INCENTIVE PLAN");

        (b) an aggregate of 14,065,708 shares of Stock which are issuable upon the exercise of stock options granted by the Company under its 1997 Equity Incentive Plan (the "1997 EQUITY INCENTIVE PLAN");

        (c) an aggregate of 1,020,000 shares of Stock which are issuable upon the exercise of stock options granted by the Company under non-plan grants (the "NON-PLAN GRANTS");

        (d) an aggregate of 7,000,000 shares of Stock which are issuable upon the exercise of stock options to be granted by the Company pursuant to the 2000 Equity Incentive Plan (the "2000 EQUITY INCENTIVE PLAN"); and

        (e) an aggregate of 2,000,000 shares of Stock which are issuable upon the exercise of purchase rights granted or to be granted under the Company's 2000 Employee Stock Option Plan (the "PURCHASE PLAN").



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November 6, 2000
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        In rendering this opinion, we have examined the following:

        (1) the Company's Certificate of Incorporation, certified by the Delaware Secretary of State on July 11, 2000.

        (2) the Company's Certificate of Amendment of Certificate of Incorporation, certified by the Delaware Secretary of State on July 27, 2000.

        (3) the Company's First Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 26, 2000.

        (4) the form of the Company's Second Amended and Restated Certificate of Incorporation, to be filed with the Delaware Secretary of State at the time of the closing of the offering pursuant to the Registration Statement.

        (5) the Company's Bylaws, certified by the Company's Secretary on July 31, 2000.

        (6) the Company's Restated Bylaws, certified by the Company's Secretary on October 26, 2000.

        (7) the Company's registration statement on Form 8-A filed with the Commission on October 19, 2000 (File No. 000-31803).

        (8) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

        (9)     the Prospectus prepared in connection with the Registration
                Statement.

        (10) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of Transmeta Corporation, a California corporation ("TRANSMETA CALIFORNIA") to which the Company is the successor, that are in our possession.

        (11) the stock records for both the Company and Transmeta California that the Company has provided to us (consisting of a list of shareholders dated October 27, 2000 and a list of option and warrant holders respecting the Company's and Transmeta California's capital stock and of any rights to purchase capital stock that was prepared by the Company and dated October 27, 2000 verifying the number of such issued and outstanding securities).

        (12) Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        (13) Transmeta California's Restated Articles of Incorporation, as amended, certified by the California Secretary of State on March 23, 2000.



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November 6, 2000
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        (14)    Transmeta California's Bylaws, certified by the Secretary of
                Transmeta California on April 5, 2000.

        (15) the Merger Agreement pursuant to which Transmeta California merged with and into the Company in connection with its Delaware reincorporation (the "DELAWARE REINCORPORATION").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents. For purposes of this opinion, we have also assumed that the Merger Agreement is duly enforceable in accordance with its terms against, and constitutes the legal, valid and binding obligations of, each of the parties thereto.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will not have been made subject to any Commission stop order and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

        Based upon the foregoing, it is our opinion that:



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November 6, 2000
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        (i)     the 6,482,080 shares of stock that may be sold by the Selling
                Stockholders pursuant to the Registration Statement, when evidenced by appropriate certificates that have been properly executed and delivered and when issued and sold in accordance with and in the manner referred to in the form S-3 prospectus associated with the Registration Statement, will be validly issued, fully paid and non-assessable;

        (ii) the 465,512 shares of Stock that may be issued and sold by the Company upon the exercise of stock options, the purchase of restricted stock or awards of stock bonuses that have been or may be awarded by you under the 1995 Equity Incentive Plan, when issued and sold in accordance with the 1995 Equity Incentive Plan and the stock option, restricted stock purchase agreement or stock bonus agreements to be entered into thereunder, and in the manner referred to in the Form S-8 prospectus associated with the 1995 Equity Incentive Plan and the Registration Statement, will be validly issued, fully paid and non-assessable;

        (iii) the 14,065,708 shares of Stock that may be issued and sold by the Company upon the exercise of stock options, the purchase of restricted stock or awards of stock bonuses that have been or may be awarded by you under the 1997 Equity Incentive Plan, when issued and sold in accordance with the 1997 Equity Incentive Plan and the stock option, restricted stock purchase agreement or stock bonus agreements to be entered into thereunder, and in the manner referred to in the Form S-8 prospectus associated with the 1997 Equity Incentive Plan and the Registration Statement, will be validly issued, fully paid and non-assessable;

        (iv) the 1,020,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock options, the purchase of restricted stock or awards of stock bonuses that have been or may be awarded by you under the Non-Plan Grants, when issued and sold in accordance with the Non-Plan Grants and the stock option, restricted stock purchase agreement or stock bonus agreements to be entered into thereunder, and in the manner referred to in the Form S-8 prospectus associated with the Non-Plan Grants and the Registration Statement, will be validly issued, fully paid and non-assessable;

        (v) the 7,000,000 shares of Stock that may be issued and sold by the Company upon the exercise of stock options, the purchase of restricted stock or awards of stock bonuses that have been or may be awarded by you under the 2000 Equity Incentive Plan, when issued and sold in accordance with the 2000 Equity Incentive Plan and the stock option, restricted stock purchase agreement or stock bonus agreements to be entered into thereunder, and in the manner referred to in the Form S-8 prospectus associated with the 2000 Equity Incentive Plan and the Registration Statement, will be validly issued, fully paid and non-assessable; and



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        (vi)    the 2,000,000 shares of Stock that may be issued and sold by the
                Company upon the exercise of stock options, the purchase of restricted stock or awards of stock bonuses that have been or may be awarded by you under the Purchase Plans, when issued and sold in accordance with the Purchase Plans and the stock option, restricted stock purchase agreement or stock bonus agreements to be entered into thereunder, and in the manner referred to in the Form S-8 prospectus associated with the Purchase Plans and the Registration Statement, will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                            Very truly yours,

                                            FENWICK & WEST LLP


                                            By: /s/ Mark A. Leahy
                                                ------------------------
                                                Mark A. Leahy, a Partner